                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
              EXCHANGE ACT OF 1934 (AMENDMENT NO.              )

Filed by the registrant   [X]

Filed by a party other than the registrant   [  ]

Check the appropriate box:
[X] Preliminary proxy statement.  [  ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[ ] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material under Rule 14a-12.

                            Stockwalk.com Group, Inc.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Names of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:


     (2)  Form, Schedule or Registration Statement No.:


     (3)  Filing Party:


     (4)  Date Filed:

                            STOCKWALK.COM GROUP, INC.
                             5500 WAYZATA BOULEVARD
                                    SUITE 800
                          MINNEAPOLIS, MINNESOTA 55416

                               August     , 2000
                                     -----
Dear Fellow Shareholder:

     Stockwalk's 2000 Annual Meeting of Shareholders will be held on Tuesday, September 12, 2000 at 10:00 a.m. local time at the Lutheran Brotherhood Auditorium, located at 625 Fourth Avenue South, Minneapolis, Minnesota, and we look forward to your attendance either in person or by proxy. The notice of annual meeting, proxy statement and proxy are enclosed. The enclosed materials provide additional information concerning the annual meeting.

     The agenda at this year's annual meeting includes:

     -    the election of directors;

     - a proposal to approve amendments to the company's 1996 Non-Employee Director Stock Option Plan and to increase the number of shares reserved for option issuance under that plan to 500,000;

     - a proposal to approve an amendment to the company's 1995 Long-Term Incentive and Stock Option Plan to increase the number of shares reserved for option issuance under that plan to 3,000,000;

     -    a proposal to adopt the company's 2000 Employee Stock Purchase Plan;

     - a proposal to authorize the issuance of up to 2,000,000 shares of the company's common stock to the former shareholders of R.J. Steichen & Company; and

     -    a proposal to ratify appointment of our independent auditing firm.

     The board of directors recommends that you vote FOR each of the proposals set forth above. Please refer to the enclosed proxy statement for more detailed information on each of the proposals. If you have further information concerning the annual meeting, please contact Philip T. Colton, Secretary of the company, at 763.543.4930. I look forward to seeing you at the annual meeting.

                                        Sincerely yours,


                                        Eldon C. Miller
                                        Chairman and Chief Executive Officer

                        [STOCKWALK.COM GROUP, INC. LOGO]












                                                              NOTICE OF 2000
                                                              ANNUAL MEETING OF
                                                              SHAREHOLDERS AND
                                                              PROXY STATEMENT

























The company expects to first release the enclosed materials to its shareholders on or about August 11, 2000.

                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
Notice of Annual Meeting of Shareholders
Proxy Statement
     Voting and Revocability of Proxies...........................................................................1
     Record Date and Share Ownership..............................................................................2
     Solicitation of Proxies and Expenses.........................................................................2
     Proposal No. 1:  Election of Directors.......................................................................2
     Security Ownership of Certain Beneficial Owners, Directors and Executive Officers............................9
     Compliance With Section 16(a)...............................................................................10
     Compensation Committee Report...............................................................................10
     Employment Contracts and Change of Control Arrangements.....................................................12
     Stock Performance Graph.....................................................................................13
     Proposal No. 2:  Amendment of the 1996 Non-Employee Director Stock Option Plan..............................14
     Proposal No. 3:  Amendment of Long-Term Incentive and Stock Option Plan.....................................16
     Proposal No. 4:  Adoption of Employee Stock Purchase Plan...................................................21
     Proposal No. 5:  Approval of Issuance of Up To 2,000,000 Common Shares to
         Former Steichen Shareholders............................................................................24
     Proposal 6:  Ratification of Selection of Independent Auditors..............................................25
     Certain Relationships and Related Transactions..............................................................26
     Shareholder Proposals.......................................................................................26
     Annual Report...............................................................................................27
     Other Matters...............................................................................................27
Exhibit A:       Proposed Amendment to the 1996 Non-Employee Director
                 Stock Option Plan..............................................................................A-1
Exhibit B:       Proposed Amendment to the 1995 Long-Term Incentive and
                 Stock Option Plan..............................................................................B-1
Exhibit C:       Stockwalk.com Group, Inc. 2000 Employee Stock Purchase Plan....................................C-1

VOTING

     Please complete, sign, date and return the accompanying proxy promptly in the enclosed, self-addressed, stamped envelope. The immediate return of your proxy will be of great assistance in preparing for the annual meeting and is therefore urgently requested, even if you plan to attend the annual meeting. If you attend the annual meeting and have made arrangements to vote in person, your proxy card will not be used.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

     The annual meeting will be held at 10:00 a.m. local time on Tuesday, September 12, 2000 at the Lutheran Brotherhood Auditorium, located at 625 Fourth Avenue South, Minneapolis, Minnesota.

     IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME AND YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON, YOU SHOULD CONTACT YOUR BROKER OR AGENT IN WHOSE NAME YOUR SHARES ARE REGISTERED TO OBTAIN A BROKER'S PROXY AND BRING IT TO THE ANNUAL MEETING IN ORDER TO VOTE.


                                       (i)

                                          Intended release date: August 11, 2000


                                     [LOGO]

                               -------------------

                        5500 Wayzata Boulevard, Suite 800
                          Minneapolis, Minnesota 55416

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 12, 2000
                                   10:00 A.M.
--------------------------------------------------------------------------------

TO THE SHARHEOLDERS OF STOCKWALK.COM GROUP, INC.

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Stockwalk.com Group, Inc. which will be held on Tuesday, September 12, 2000 at the Lutheran Brotherhood Auditorium, located at 625 Fourth Avenue South, Minneapolis, Minnesota at 10:00 a.m. local time. The annual meeting is being held for the following purposes:

     1. To elect nine directors to the company's board of directors to serve for a term of one year.

     2. To adopt amendments to the company's 1996 Non-Employee Director Stock Option Plan and to increase the number of shares reserved for option issuance under that plan to 500,000.

     3. To adopt an amendment to the company's 1995 Long-Term Incentive and Stock Option Plan increasing the number of shares reserved for option issuance under that plan to 3,000,000.

     4.   To adopt the Stockwalk.com Group, Inc. 2000 Employee Stock Purchase
          Plan.

     5. To authorize the issuance of up to 2,000,000 shares of the company's common stock to the former shareholders of R.J. Steichen & Company.

     6. To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

     7. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

     These items are fully discussed in the following pages. Only shareholders of record on the books of the company at the close of business on August 1, 2000 will be entitled to vote at the annual meeting. A list of shareholders entitled to vote will be available for inspection at the offices of the company, 5500 Wayzata Boulevard, Suite 800, Minneapolis, Minnesota 55416, for ten days prior to the annual meeting.

     The company requests that you vote your shares as promptly as possible. To vote your shares, please mark your votes, date, sign and return the proxy in the self-addressed, stamped envelope provided.

                                        By the Order of the Board of Directors


                                        Philip T. Colton
                                        Secretary
Minneapolis, Minnesota
Dated:  August     , 2000
              -----

                                     [LOGO]

                        5500 WAYZATA BOULEVARD, SUITE 800
                          MINNEAPOLIS, MINNESOTA 55416
                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 12, 2000

               ---------------------------------------------------
                                 PROXY STATEMENT
               ---------------------------------------------------

     The enclosed proxy is solicited by the board of directors of Stockwalk.com Group, Inc. for use in voting at the Annual Meeting of Shareholders to be held at the Lutheran Brotherhood Auditorium, located at 625 Fourth Avenue South, Minneapolis, Minnesota, on Tuesday, September 12, 2000, at 10:00 a.m. local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice of annual meeting.

VOTING AND REVOCABILITY OF PROXIES

     When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

     - FOR the election of the director nominees for directors set forth herein;

     - FOR adoption of amendments to the company's 1996 Non-Employee Director Stock Option Plan and to increase the number of shares reserved for issuance under that plan to 500,000;

     - FOR adoption of an amendment to the company's 1995 Long-Term Incentive and Stock Option Plan increasing the number of shares reserved for option issuance under that plan to 3,000,000;

     - FOR adoption of the Stockwalk.com Group, Inc. 2000 Employee Stock Purchase Plan;

     - FOR authorization of the issuance of up to 2,000,000 shares of the company's common stock to the former shareholders of R.J. Steichen & Company; and

     -    FOR ratification of the appointment of independent auditors.

In addition, if other matters come before the annual meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the annual meeting, by giving written notice to the Secretary of the company prior to the annual meeting, by giving a later dated proxy or by voting his or her shares in person at the meeting.

Each share of Stockwalk common stock outstanding on the record date will be entitled to one vote on all matters. The nine nominees for directors receiving the highest number of votes will be elected to the board of directors. A majority of the shares present at the meeting and entitled to vote will be sufficient to resolve the balance of the matters on the agenda. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not counted or deemed to be present or represented for purposes of determining whether shareholder approval of a matter has been obtained, but they are counted as presented for purposes of determining the existence of a quorum at the annual meeting.

RECORD DATE AND SHARE OWNERSHIP

     Only shareholders of record on the books of the company at the close of business on August 1, 2000 will be entitled to vote at the annual meeting. Presence in person or by proxy of a majority of the shares of common stock outstanding on the record date is required for a quorum. As of the close of business on August 1, 2000, the company had 25,897,210 outstanding shares of common stock. Copies of this proxy statement were first released to shareholders on or about August 11, 2000.

SOLICITATION OF PROXIES AND EXPENSES

     The enclosed proxy is solicited by the board of directors of the company. Such solicitation is being made by mail and may also be made by directors, officers and regular employees of the company personally or by telephone.

     All of the expenses involved in preparing, assembling and mailing this proxy statement and the materials enclosed herewith will be paid by the company. The company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

     Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. The board of directors has fixed the number of directors at nine. Each of the current directors has been nominated for election to the board. If any such nominee is unable or unwilling to serve as a nominee for the office of director at the time of the annual meeting, the proxies may be voted either (i) for a substitute nominee who shall be designated by the proxy holders or by the present board of directors to fill such vacancy, or (ii) for the balance of the nominees, leaving a vacancy. The board may also reduce the size of the board. The board of directors has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director. The directors will serve until the next annual meeting of shareholders or until their successors, if any, are elected or appointed. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

     Eldon C. Miller, 60, has served as the company's Chairman of the Board and Chief Executive Officer since July 1999. Mr. Miller founded Miller Securities, Inc., the predecessor to the company's Miller, Johnson & Kuehn, Incorporated subsidiary, in December 1980. Prior to forming Miller Securities, Mr. Miller was a Vice President of Miller & Schroeder Municipals.

     David B. Johnson, 49, has served as the company's President since July 1999. Mr. Johnson has also served as Executive Vice President and as a director of Miller, Johnson & Kuehn since that firm purchased certain assets of McClees Investments, Inc. in July 1989. Mr. Johnson served as Senior Vice President of McClees Investments from January 1987 to June 1989. Prior to January 1987, Mr. Johnson acted as Senior Vice President of Miller Securities.

     Paul R. Kuehn, 57, has served as an Executive Vice President and a director of the company since July 1999. In addition, Mr. Kuehn has served as President and a director of Miller, Johnson & Kuehn since that firm purchased certain assets of McClees Investments in July 1989. Mr. Kuehn served as President of McClees Investments from February 1988 to July 1989. Prior to 1989, Mr. Kuehn was Senior Vice President of Marketing for Craig Hallum, Inc. a Minneapolis-based broker-dealer.

     Stanley D. Rahm, 68, has served as a director of the company since July 1999. In addition, Mr. Rahm has served as Treasurer and as a director of Miller, Johnson & Kuehn since 1989. Prior to 1989, Mr. Rahm was a Vice President of Miller & Schroeder Municipals, a Minneapolis-based broker-dealer.

     N. Lee Wesley, 59, has served as a director of the company since July 1999. Mr. Wesley has been a private investor in real estate and securities for more than the past five years. Mr. Wesley is the general partner of Standard Mill Limited Partners, the owner of the Whitney Hotel, a 97-room luxury hotel located in Minneapolis, Minnesota. Mr. Wesley was formerly the Vice-Chairman of Wesley-Jesson, Inc., a contact lens company, and is currently a director of the National Eye Research Foundation.

     George E. Kline, 63, has served as a director of the company or its predecessor, NM Holdings, Inc., since May 1995. Mr. Kline currently is a private investor. Mr. Kline has more than 30 years of experience in venture capital-related fields. Mr. Kline has been a director of more than 55 publicly owned companies, and an investor in over 160 companies. Mr. Kline has conducted many of his activities through his business, Venture Management. Through Venture Management, Mr. Kline has assisted companies in the areas of raising private investment capital, negotiating and arranging public and private stock offerings, bank term loans and lines of credit, merger and acquisition activity, and internal management consulting on financial matters.

     Richard J. Nigon, 52, has been a director of the company since May 2000. Mr. Nigon is the Chief Financial Officer of Dantis, Inc., a company formed in January 2000 for the purpose of developing an extensive Web hosting business. Prior to joining Dantis, Mr. Nigon was associated with Ernst & Young LLP for 30 years, most recently as a partner for the past 18 years. For a three-year period at Ernst & Young, Mr. Nigon was head of the Minneapolis Entrepreneurial Services Group, and focused on securing financing for venture-backed start-up organizations as well as retail and consumer product manufacturing companies.

     John E. Feltl, 61, has been the President and Chief Executive Officer of the company's R.J. Steichen subsidiary since Steichen merged with the company. Mr. Feltl was the principal shareholder and Chief Executive Officer of R.J. Steichen between 1986 and July 2000, when Steichen merged with the company.

     John C. Feltl, 29, has been the Director of Corporate Finance and Executive Vice President of the company's R.J. Steichen subsidiary and the Senior Vice President of the company since Steichen merged with the company. Mr. Feltl has been employed by Steichen in various capacities since 1994, most recently as a principal and the director of corporate finance. John C. Feltl is the son of John E. Feltl.

Executive Officers

     The executive officers of the company are as follows:

     Name                              Position(s) with the Company
     Eldon C. Miller................   Chief Executive Officer and Chairman of
                                        the Board
     David B. Johnson...............   President
     Paul R. Kuehn..................   President of MJK
     Stanley D. Rahm................   Treasurer of MJK

     Todd W. Miller.................   Chief Financial Officer
     Philip T. Colton...............   Senior Vice President, General Counsel
                                        and Secretary
     Andrew R. Guzman...............   Chief Information and Technology Officer
     Robert J. Vosburgh.............   Chief Executive Officer of Online
                                        Brokerage Solutions, Inc.

     Randy Nitzsche.................   Chief Executive Officer of Stockwalk.com,
                                        Inc.
     Frank H. Lallos................   President of Online Brokerage Solutions,
                                        Inc.
     John E. Feltl..................   President and Chief Executive Officer of
                                        R.J. Steichen
     John C. Feltl..................   Director of Corporate Finance and
                                        Executive Vice President of R.J.
                                        Steichen and Senior Vice President of
                                        the company

     Biographical information, including age, concerning Messrs. Miller, Johnson, Kuehn, Rahm, Wesley, Kline, Nigon, Feltl and Feltl is set forth above.

     Todd W. Miller, 36, has been employed by the company's Miller, Johnson & Kuehn, Incorporated (MJK) subsidiary since 1982, most recently as the company's Chief Financial Officer and Senior Vice President of MJK's clearing division. Mr. Miller is responsible for founding MJK's clearing division. Mr. Miller was a member of the NASD's District 4 Business Conduct Committee from 1996 to 1998 and served as its Chairman during 1998. Mr. Miller is licensed by NASD as a Registered Representative (Series 7), General Securities Principal (Series 24) and Financial and Operations Principal (Series 27). Mr. Miller holds a CPA certificate from the State of Minnesota. Mr. Miller is the son of Mr. Eldon C. Miller.

     Philip T. Colton, 41, became Senior Vice President and General Counsel to the company in September 1999. Mr. Colton has served as Secretary of the company and its various predecessors since January 1998. Mr. Colton graduated with honors from the University of Minnesota Law School in 1984, where he was a member and editor of the Minnesota Law Review. Mr. Colton also served as a law clerk to Justice Glenn
E. Kelley of the Minnesota Supreme Court. For the past 15 years, Mr. Colton practiced law at the Minneapolis law firm of Maun & Simon, PLC, principally in the areas of corporate finance, mergers and acquisitions, securities and broker/dealer regulation.

     Andrew R. Guzman, 49, became the company's Chief Information and Chief Technology Officer in September 1999. Mr. Guzman has more than 25 years of strategic, information technology consulting and senior management experience in the financial services industry. Mr. Guzman has managed the strategic planning, financial, technological and project-management activities of various firms, as well as the pursuit of new markets, joint ventures and alliances.

     Robert J. Vosburgh, 46, served as the company's Chief Operating Officer between August 1999 and June 2000. Since June 2000, Mr. Vosburgh has served as the Chief Executive Officer of Online Brokerage Solutions, Inc. Prior to joining the company, Mr. Vosburgh was the Senior Vice President for the Twin Cities for Wells Fargo's (formerly Norwest Financial) Private Client Services Group. While at Wells Fargo, Mr. Vosburgh also managed sales for the brokerage, portfolio management, trust and private banking operations. In addition, Mr. Vosburgh led Wells Fargo's Investments & Insurance merger team and held the post of Senior Vice President, Strategic Programs, for the Investments and Insurance group. Mr. Vosburgh's seven years at Wells Fargo also included five years managing the institutional sales groups in Iowa and Nebraska.

     Randy Nitzsche, 36, has been employed by MJK since 1994, most recently as the Chief Executive Officer of the company's retail online brokerage division (Stockwalk.com, Inc.). Prior to 1999, Mr. Nitzsche was a Vice President in MJK's clearing division. Mr. Nitzsche's efforts led to significant growth in the number of correspondents serviced by MJK, from two in 1994 to approximately 55 today. Prior to his work at MJK, Mr. Nitzsche was employed by the Chicago Stock Exchange in a variety of roles, including product and sales management.

     Frank H. Lallos, 29, was the President of Stockwalk.com, Inc. between February 2000 and June 2000. Since June 2000, Mr. Lallos has been the President of Online Brokerage Solutions, Inc. Previously, Mr. Lallos was a Senior Financial Services Analyst at Gomez Advisors, Inc. At Gomez, Mr. Lallos covered online brokerage and insurance companies and was one of the firm's personal finance domain experts. Prior to his tenure at Gomez Advisors, Mr. Lallos was Director of Finance for Fidelity Investments' customer marketing and development group. Mr. Lallos has a Chartered Financial Analyst designation.

Meetings of the Board of Directors and Certain Committees

     The company's board of directors has standing audit and compensation committees. The board of directors has no standing executive or nominating committees. Mr. Nigon, Mr. Wesley and Mr. Kline comprise the membership of the audit and compensation committees. Mr. Kline is the chair of the audit committee and Mr. Wesley is the chair of the compensation committee.

     The audit committee has a written charter that has been approved by the board of directors. The audit committee makes recommendations as to the selection of auditors and their compensation and reviews with the auditors the scope of the annual audit, matters of internal control and procedure, the audit results and reports and other general matters relating to the company's accounts, records, controls and financial reporting. The audit committee was reconstituted in July 1999 and held one meeting during fiscal 2000. The composition of the audit committee, the attributes and qualifications of its members, and the responsibilities of the audit committee as reflected in its charter, are intended to comply with Securities and Exchange Commission rules and NASDAQ listing requirements with regard to corporate audit committees adopted in December 1999.

     The compensation committee reviews and recommends to the board of directors the compensation guidelines for executive officers, other key employees and non-employee directors and the composition and levels of participation in incentive compensation plans. The compensation committee administers the company's option plans, including determining the participants, the number of shares subject to option and the terms and conditions of exercise. During fiscal 2000, the compensation committee held two meetings.

     During fiscal 2000, the board of directors of the company met four times. Each director is expected to attend each meeting of the board and those committees on which he serves. In addition to meetings, the board and its committees review and act upon matters through written consent procedures. With the exception of Mr. Kuehn, all directors attended all of the meetings of the board of directors and committees of the board of directors on which they served. Mr. Kuehn was absent from one board meeting.

Director Compensation

     Employee directors of the company receive no compensation for membership on the board. As of January 1, 2000, non-employee directors of the company receive $3,000 per quarter, provided that they attend all board meetings held during the quarter. In addition, all directors of the company are reimbursed for expenses incurred in connection with their attendance at board and committee meetings. Under the company's non-employee director stock option plan, as amended, non-employee directors receive options to purchase 3,750 shares of the company's common stock at the time of appointment to the board, and options to purchase 1,875 shares of the company's common stock annually thereafter. If the proposal to amend the company's non-employee director stock option plan set forth herein is adopted, each non-employee director will be entitled to receive options to purchase 25,000 shares of common stock upon appointment to the board and options to purchase 5,000 shares of the company's common stock annually thereafter.

Executive Compensation

     The following table sets forth certain information regarding compensation earned by or awarded to the company's Chief Executive Officer and the other four most highly compensated executive officers serving as executive officers at the end of fiscal 2000 (the "Named Executive Officers") during each of the last three fiscal years:


                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                        Compensa-
                                                    Annual Compensation                   tion
                                       ---------------------------------------------  -----------
                                                                                       Securities
                                                                          Other        Underlying
                                                                         Annual         Options         All Other
 Name and Principal Position    Year    Salary ($)   Bonus ($)(1)   Compensation ($)       (#)        Compensation ($)
-----------------------------------------------------------------------------------------------------------------------
Eldon C. Miller                 2000     300,000         206,960               -           3,600      18,362  (2)(3)
   Chairman of the Board
   & Chief Executive Officer
                                1999           -         577,225               -               -      18,974
                                1998      66,000         306,271               -               -      18,756
-----------------------------------------------------------------------------------------------------------------------
David B. Johnson                2000     300,000         848,347               -           6,700      10,023  (2)(3)
    President
                                1999           -         928,614               -               -      13,466
                                1998      57,000         527,178               -               -      11,343
-----------------------------------------------------------------------------------------------------------------------
Paul R. Kuehn                   2000     150,000         283,689               -           3,200       7,362  (2)(3)
   Executive Vice President
                                1999           -         174,646               -               -       7,698
                                1998      57,000          47,112               -               -       6,657
-----------------------------------------------------------------------------------------------------------------------
Stanley D. Rahm                 2000     150,000         188,626               -           2,000      17,157  (2)(3)
   Treasurer
                                1999           -         301,895               -               -      16,203
                                1998      36,000         332,278               -               -      15,259
-----------------------------------------------------------------------------------------------------------------------
Robert J. Vosburgh (4)          2000     108,333          99,593               -         100,000           -
   Chief Executive Officer         -           -               -               -               -           -
   of Online Brokerage
   Solutions                       -           -               -               -               -           -


(1)  Includes commissions and bonuses earned during the year.
(2) Includes premiums paid by the company for term life insurance coverage and the present value of the benefit to the executive of the remainder of the premiums for split dollar life insurance coverage paid by the company on behalf of each of Messrs. E. Miller, D. Johnson, P. Kuehn and S. Rahm in an aggregate amount of approximately $29,400.
(3) Includes vehicle lease payments paid by the company attributed to personal use of vehicles by Messrs. E. Miller, D. Johnson, P. Kuehn and S. Rahm in the aggregate amount of approximately $23,500.
(4) Mr. Vosburgh became the Chief Executive Officer of Online Brokerage Solutions, Inc. in June 2000.

         The following table provides information relating to options granted to the Named Executive Officers during the company's 2000 fiscal year:


                       OPTIONS GRANTS IN LAST FISCAL YEAR



                                        Individual Grants
                      ---------------------------------------------------------       Potential Realizable Value
                                             Percent of                                 At Assumed Annual Rates
                                           Total Options                              Of Stock Price Appreciation
                      Number of Securities   Granted To    Exercise                         For Option Term
                      Underlying Options    Employees In    Price    Expiration     --------------------------------
Name                    Granted (#)(1)       Fiscal Year    ($/Sh)      Date          5% (5)            10% (5)
--------------------------------------------------------------------------------------------------------------------
Eldon C. Miller              3,600  (2)        0.37         10.84     07/21/09        21,515            52,993
David B. Johnson             6,700  (2)        0.69         10.84     07/21/09        40,042            98,625
Stanley D. Rahm              3,200  (2)        0.33         10.84     07/21/09        19,124            47,104
Paul R. Kuehn                2,000  (2)        0.20         10.84     07/21/09        11,953            29,440
Robert J. Vosburgh          50,000  (3)        5.16         13.25     08/01/08       365,255           899,640
Robert J. Vosburgh          50,000  (4)        5.16          7.44     11/11/08       248,531           571,179


(1) The number indicated is the number of common shares that can be acquired upon exercise of the option. The company has not granted any stock appreciation rights. Each option is non-transferable and provides for forfeiture within 30 days of termination of employment.
(2) The options become vested in five annual installments of 20% per year commencing on the first anniversary date.
(3) One-half of the option becomes vested in three annual installments of 33.3% per year commencing on first anniversary date. The balance of the option vests and becomes exercisable upon the company achieving certain online account levels.
(4) The option becomes exercisable in three annual installments of 33.3% per year commencing on the first anniversary date.
(5) The assumed 5% and 10% annual rates of appreciation are hypothetical rates selected by the Securities and Exchange Commission and are not intended to, and do not, forecast or assume actual future stock prices.

         The following table provides information relating to options exercised by the Named Executive Officers during fiscal 2000 and the number and value of options held at fiscal year-end. The company does not have any outstanding stock appreciation rights.


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                        Number Of Securities             Value Of Unexercised
                         Shares                        Underlying Unexercised            In-The-Money Options
                       Acquired On      Value      Options At Fiscal Year-End (#)       At Fiscal Year-End (1)
Name                  Exercise (#)   Realized ($)     Exercisable/Unexercisable       Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------------
Eldon C. Miller             -             -                     0/3,600                       $   0/11,826
David B. Johnson            -             -                     0/6,700                       $   0/22,010
Stanley D. Rahm             -             -                     0/3,200                       $   0/10,512
Paul R. Kuehn               -             -                     0/2,000                       $    0/6,570
Robert J. Vosburgh          -             -                   0/100,000                       $  0/378,000


(1) Options are "in-the-money" if the fair market value of the underlying shares at fiscal year-end is greater than the exercise price. The amounts set forth represent the difference between the fair market value of the common shares subject to the option on March 31, 2000 and the option exercise price multiplied by the number of shares subject to the option. The closing price of the company's common stock as reported by the NASDAQ National Market System on March 31, 2000 was $14.125.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE
OFFICERS

         The following table sets forth the number of shares of common stock beneficially owned by (i) each person known by the company to own 5% or more of the outstanding shares of common stock, (ii) each Named Executive Officer, (iii) each director of the company, and (iv) all directors and executive officers as a group. The following table assumes that the company closed the Steichen merger on August 1, 2000, and that there were 25,897,210 shares of the company's common stock outstanding on such date. All persons named in the table have sole voting and investment power with respect to all shares of common stock owned, unless otherwise noted. Unless otherwise indicated, the address for each person listed below is c/o Stockwalk.com Group, Inc., 5500 Wayzata Boulevard, Suite 800, Minneapolis, Minnesota 55416.

                                                                  NUMBER OF SHARES              PRECENT OF
                                                                  OF COMMON STOCK              COMMON STOCK
                                                                 BENEFICIALLY OWNED         OUTSTANDING SHARES
                                                              -----------------------    ------------------------
David B. Johnson..........................................         4,322,208  (1)(2)              16.7%
Eldon C. Miller...........................................         4,219,733  (1)                 16.3%
Paul R. Kuehn.............................................         4,212,033  (1)                 16.3%
John E. Feltl.............................................         2,103,594                       8.1%
Stanley D. Rahm...........................................         1,793,015  (1)                  6.9%
John C. Feltl.............................................         1,105,734                       4.3%
N. Lee Wesley.............................................           555,077                       2.1%
George E. Kline...........................................           178,250  (3)                     *
Robert J. Vosburgh........................................            13,000                          *
Richard J. Nigon..........................................            12,500  (4)                     *
All directors and executive officers as a group (15
     persons).............................................        19,650,255  (5)                 75.4%

----------------------------
*    Indicates an amount less than 1%
(1) Includes the following shares that may be acquired within 60 days through exercise of stock options and warrants: Mr. Miller (8,622), Mr. Johnson (25,047), Mr. Kuehn (8,302) and Mr. Rahm (8,542).
(2)  Includes 86,050 shares held by Mr. Johnson's wife, Ms. Betty Johnson.
(3) Includes 22,500 shares owned by Brightstone Fund IV, 37,500 shares owned by Brightstone Fund VI, 31,250 shares owned by Brightstone Fund VII, and 5,000 shares owned by Brightstone Capital LLC. Mr. Kline serves as a member of Brightstone Capital LLC and as the general partner of all of the Brightstone entities. By virtue of these positions, George E. Kline may be deemed to have voting and investment control over the shares owned by the Brightstone entities, and thus beneficial ownership of such shares. Mr. Kline disclaims any beneficial ownership of such shares, and under a written agreement with another member, Mr. Kline has no voting or investment control over such hares and will not receive any other economic benefit from such shares. Also includes 22,000 shares held by Venture Management Profit Plan Trust, of which Mr. Kline is the sole trustee and beneficiary.
(4) Includes 12,500 shares of common stock that may be acquired within 60 days through the exercise of stock options.
(5) Includes an aggregate of 168,633 shares that may be acquired within 60 days through the exercise of stock options and warrants.

COMPLIANCE WITH SECTION 16(a)

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company's directors, executive officers and persons who own more than 10% of the common stock of the company to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares of the company. Directors, officers and greater than 10% shareholders are required by the regulations of the SEC to furnish the company with copies of all Section 16(a) reports they file. To the company's knowledge, based solely on review of the copies of such reports furnished to the company and written representations that no other reports were required, during the fiscal year ended March 31, 2000 all Form 3, Form 4 and Form 5 filing requirements were met, except that Forms 4s were filed late by Mr. Kline for each of July, August and October 1999; by Mr. Nitzsche for December 1999 and Mr. Wesley for January 2000.

COMPENSATION COMMITTEE REPORT

Compensation Committee Charter

         The purpose of the compensation committee of the board of directors is to oversee compensation of officers, key employees and non-employee directors of the company. The committee's policy is to ensure that compensation programs contribute directly to the success of the company. The compensation committee is comprised of three members of the board of directors, none of whom is an employee of the company.

Executive Compensation Policies and Programs

         The company's executive compensation programs are designed to attract and retain qualified executives and to motivate them to maximize shareholder investment. There are four basic components to the company's executive compensation program: base pay, commissions, annual incentive bonuses and long-term, equity-based incentive compensation in the form of stock options. Each component is established in light of individual and company performance, comparable compensation programs in the Minneapolis/Saint Paul metropolitan area, equity among employees and cost effectiveness. The initial recommendation with respect to compensation of all executive officers was made by the Chief Executive Officer and Chairman of the Board and the President.

Base Pay

         Base pay is designed to be competitive as compared to salary levels for equivalent positions at comparable companies in the Minneapolis/Saint Paul metropolitan area. Each executive's actual salary within this competitive framework depends on the individual's performance, responsibilities, experience, leadership and potential future contribution.

Commissions

         Certain executive officers of the company who are also brokers for one of the company's broker-dealer subsidiaries are also entitled to commissions earned on purchases and sales of securities entered into by their respective customers. All such commissions are paid in accordance with the company's standard commission policies.

Annual Incentive Bonus

         In addition to base pay, each executive is eligible to receive an annual cash bonus. Generally speaking, bonuses are tied to specific performance criteria that are weighted based on the importance of such criteria to overall company performance.

Long-Term, Equity-Based Incentive Compensation

         The long-term, equity-based compensation program is intended to be tied directly to shareholder return. Under the current program, long-term incentive compensation consists of non-qualified stock options that generally vest over a period years. Non-qualified stock options are generally awarded with an exercise price equal to 85% of the fair market value of the company's common shares on the date of grant. Accordingly, the executive is rewarded as shareholders receive the benefit of appreciation in the price of the common stock.

         Because long-term options vest over time, the company periodically grants new options to provide continuing incentives for future performance. The size of the previous grants and the number of options held are considered by the committee, but are not entirely determinative of future grants. Each executive's annual grant is based upon the individual's performance, responsibilities, experience, leadership and potential future contribution and any other factors deemed relevant by the committee.

         Stock options are designed to align the interests of the company's executives with those of shareholders by encouraging executives to enhance the value of the company and, hence, the price of the common stock and the shareholders' investment. In addition, through deferred vesting, this component of the compensation system is designed to create and incentive for the executive to remain with the company.

Annual Reviews

         The compensation committee periodically reviews its executive compensation policies and programs to determine what changes, if any, are appropriate. In addition, the committee periodically reviews the individual performance of the Chief Executive Officer and Chairman of the Board.

Chief Executive Officer

         The Chief Executive Officer's compensation is established by the committee based on a subjective consideration of his performance and the extent to which the company achieves its strategic and economic goals established at the beginning of the year and his current level of compensation in comparison with the level of compensation paid the chief executive officers of comparable companies in the Minneapolis/Saint Paul metropolitan area. The committee also considers the Chief Executive Officer's level of compensation as it relates to other executive officers of the company and to the company's employees in general.

Limits on Deductible Compensation Payable to Executive Officers

         The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended, limiting corporate deductions to $1,000,000 for certain compensation paid the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The company does not currently have such a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under
Section 162(m).

         The forgoing report is submitted by the members of the compensation committee.


         ------------------------------------------------
         George E. Kline, Chairman

         ------------------------------------------------
         Richard G. Nigon

         ------------------------------------------------
         N. Lee Wesley

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

         The company has not entered into employment agreements with Messrs. Miller, Johnson, Kuehn or Rahm. The company has entered into an employment agreement with Mr. Vosburgh that contains the following material terms. As amended, Mr. Vosburgh's employment agreement provides for an annual base salary of $162,500.00 throughout its term. Mr. Vosburgh's employment agreement expires on November 15, 2002. Pursuant to the terms of his agreement, the company has paid Mr. Vosburgh aggregate bonus payments of approximately $40,000. Mr. Vosburgh's employment agreement provides for additional bonus payments upon achievement of certain levels of new private label accounts. Mr. Vosburgh has also, pursuant to the terms of his employment agreement, been granted a ten-year option to purchase 25,000 shares of the company's common stock at $13.25 per share. This option vests ratably over three years from the date of grant. Mr. Vosburgh also received an option to purchase an additional 25,000 shares of common stock, which will vest when the company achieves 25,000 online customers. Further, the company has granted Mr. Vosburgh a ten-year option to purchase 50,000 shares of common stock at $7.44 per share. This option vests ratably over three years from the date of grant. Mr. Vosburgh's agreement also contains other customary terms, including terms respecting treatment of the company's confidential information, but excluding a covenant not to compete.

STOCK PERFORMANCE GRAPH*

         The following chart compares the quarterly percentage change in the cumulative total shareholder return on the company's common stock with the Nasdaq Composite Index and the Nasdaq Financial Index during the period commencing on July 7, 1999 and at the end of each successive quarter through March 31, 2000. The company merged with NM Holdings, Inc., the company's predecessor, on July 7, 1999. The comparison assumes that $100 was invested on July 7, 1999 in the company's common stock and in each of the indicies mentioned above and assumes reinvestment of dividends, if any.



                                             7/07/1999          9/30/1999           12/31/99            3/31/2000
                                           ---------------    ---------------    ---------------    ------------------
Stockwalkcom Group, Inc.                      100.00              59.68              50.00                91.13
                                           ---------------    ---------------    ---------------    ------------------
NASDAQ Financial Index                        100.00              71.66              74.46                69.80
                                           ---------------    ---------------    ---------------    ------------------
NASDAQ Composite Index                        100.00              99.94             149.08               167.55


* Source:  Media General Financial Services.

PROPOSAL NO. 2:  AMENDMENT OF THE 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         The board of directors and shareholders of the company's predecessor adopted the company's 1996 Non-Employee Director Stock Option Plan in August 1996. The purpose of the non-employee director plan is to promote the company's interests by enhancing its ability to attract and retain the services of experienced and knowledgeable independent directors and by providing additional incentive for those directors to increase their interest in the company's long-term success and progress. As adopted, the non-employee director plan provides for an automatic grant of unqualified stock options to purchase 3,750 shares of common stock to non-employee directors on the date such individuals are first appointed directors of the company, and an automatic grant of an option to purchase an additional 1,875 shares of common stock on the day after each subsequent annual meeting of the company's shareholders. There are currently 25,000 shares of the company's common stock reserved for issuance under the non-employee director plan; options to purchase an aggregate of 13,125 shares of common stock have been granted under the non-employee director plan. The options granted in connection with subsequent annual meetings vest and become exercisable as to 100% of the shares six months after the date of such grant if the optionee remains a director on such date.

         The board has approved, subject to shareholder approval, an amendment to the non-employee director plan that will provide (i) for the issuance of a ten-year option to each of the company's non-employee directors to purchase 25,000 shares of the company's common stock upon election to the board of directors, which option will vest ratably over three years, and (ii) for each non-employee director to receive a ten-year option to purchase 5,000 shares of the company's common stock on the day after each subsequent annual meeting of the company's shareholders. Further, the company's shareholders are being asked to approve a 475,000 share increase in the maximum number of shares of common stock reserved for issuance under the non-employee director plan from 25,000 shares to 500,000 shares.

         The company believes that the proposed amendments to the non-employee director plan will better align the plan with outside director compensation plans of similar companies in the Minneapolis/St. Paul metropolitan market. The proposal to increase the shares reserved under the non-employee director plan will assure that a sufficient reserve of common stock is available under the non-employee director plan to provide for additional option grants for the foreseeable future.

         The following is a summary of the principal features of the non-employee director plan. The summary does not purport to be a complete description of all the provisions of the non-employee director plan. Any shareholder of the company who wishes to obtain a copy of the actual plan document may do so upon written request to the company's Secretary at the company's principal executive offices in Minneapolis, Minnesota. The text of the proposed amendment is attached as Exhibit A to this proxy statement.

Administration

         The board of directors of the company administers the non-employee director plan. The board may not exercise any discretion regarding to whom options are granted under the non-employee director plan, when such options will be granted, the number of options to be granted or the vesting schedule and duration thereof; options to purchase 3,750 shares have been granted to Mr. Kline. Subject to shareholder approval of the amendment set forth above, options to purchase an additional 25,000 have been granted to each of Messrs. Nigon, Wesley and Kline.

Eligibility and Grants

         Each member of the board of directors is eligible to participate in the non-employee director plan provided that the member is not an employee of the company or one of its subsidiaries. To date, the company has granted options to purchase an aggregate of 13,125 shares of common stock under the non-employee director plan.

Option Price

         The exercise price of all options granted under the non-employee director plan is 100% of the fair market value of the common shares on the date of grant. Fair market value of a common share is the closing price of the common shares on that date as reported on the NASDAQ National Market System.

Vesting

         Options granted under the non-employee director plan vest and become exercisable cumulatively as follows:


         - options granted upon appointment to the board vest and become exercisable at the rate of 50% immediately and an additional 25% per year on the first and second anniversaries of the optionee's initial appointment to the board, provided that the optionee remains a director on such dates;

         - options granted in connection with subsequent annual meetings vest and become exercisable as to 100% of the shares six months after the date of grant, provided that the optionee remains a director on such date; and

         - if an optionee dies prior the time an option granted under the non-employee director plan is fully exercised, such option may be exercised at any time within one year after such optionee's death by the personal representative or administrator of the optionee or by any person or person to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the number of shares such optionee was entitled to purchase under the option on the date of death; provided, however, that no option may be exercised after the expiration of its term.

         Notwithstanding the foregoing, the exercise of any option granted under the non-employee director plan shall only be effective at such time as counsel to the company shall have determined that the issuance and delivery of common stock pursuant to such exercise will not violate any federal or state securities or other laws.

Duration of Options

         Each option issued under the non-employee director plan expires on the earlier of (i) the ten-year anniversary of the date of grant of such option, or
(ii) 18 months after the date the director ceases to be a director of the company, to the extent that such option was exercisable on the date of termination, but in no case after the expiration of the ten-year option term.

Transfer

         Options granted under the non-employee director plan may not be transferred other than by will, the laws of descent and distribution, or, if applicable, pursuant to a qualified domestic relations order. During the lifetime of an optionee, options may be exercised only by the optionee.

Amendment

         The board of directors may amend or discontinue the non-employee director plan at any time; provided, however, such action cannot impair any options previously granted.

Effect of Federal Income Taxation

         Options granted under the non-employee director plan do not qualify as incentive stock options under the Internal Revenue Code. Generally, with respect to options that do not qualify as incentive options, the acquisition of common shares through the exercise of the option will result in ordinary income to the optionee as of the date of exercise in an amount by which the fair market value of the common shares at such date exceeds the exercise price. Upon exercise, the company will generally be entitled to a deduction in an identical amount. When an optionee disposes of such common shares, the difference between the amount received and the fair market value of the common shares on the date of exercise will be treated as a long- or short-term capital gain, as the case may be, depending on the period of time the optionee has held the common shares.

Recommendation of the Board

         THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO AMEND THE NON-EMPLOYEE DIRECTOR PLAN AS SET FORTH ABOVE. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR APPROVAL TO THE AMENDMENT.

PROPOSAL NO. 3:  AMENDMENT OF LONG-TERM INCENTIVE AND STOCK OPTION PLAN

         The board of directors and shareholders of the company's predecessor adopted the company's 1995 Long-Term Incentive and Stock Option Plan in March 1995. The purpose of the long-term plan is to assist the company in maintaining and developing personnel capable of assuring its future success. The long-term plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code and for nonqualified stock options that do not qualify for such treatment. The plan also provides for restricted stock awards and grants of stock appreciation rights, but no restricted stock awards or stock appreciation rights have been granted to date. Previously, the company increased from 125,000 to 200,000 the number of shares of common stock authorized for issuance under the long-term plan. The company subsequently increased the number of shares reserved for option grants under the long-term plan from 200,000 to 1,500,000. As of July 14, 2000, options to purchase 1,360,913 shares had been granted under the long-term plan, at a weighted average exercise price of $9.01 per share, and 139,087 shares remained available for issuance under the long-term plan.

         The company's shareholders are being asked to approve a 1,500,000 share increase in the number of shares of common stock reserved for issuance under the company's long-term plan from 1,500,000 shares to 3,000,000 shares. A copy of the proposed amendment to the long-term plan is set forth in attached Exhibit B.

         The proposed share increase will assure that a sufficient reserve of common stock is available under the long-term plan to attract and retain the services of key individuals essential to the company's long-term growth and success. The following is a summary of the principal features of the long-term plan. The summary does not purport to be a complete description of all the provisions of the long-term plan. Any shareholder of the company who wishes to obtain a copy of the actual plan document may do so upon written request to the company's Secretary at the company's principal executive offices in Minneapolis, Minnesota.

Administration

         The compensation committee has been designated by the board of directors to administer the long-term plan. The compensation committee has full authority to determine when and to whom awards will be granted or issued and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the long-term plan. Subject to the provisions of the long-term plan, the compensation committee may accelerate the time at which an option or other award may be exercised, or amend or modify the terms and conditions of an outstanding award. The compensation committee has full authority to interpret the long-term plan and establish rules and regulations for the administration of the long-term plan. The compensation committee's determinations of the foregoing matters, unless otherwise disapproved by the board of directors, are final. In the absence of compensation committee action, the company's board of directors may determine when and to whom awards shall be granted or issued, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the long-term plan.

Eligibility

         Any full or part-time employee of the company and its subsidiaries is eligible to be selected by the compensation committee to receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code under the long-term plan. Full or part-time employees, non-employee directors, consultants and independent contractors to the company or one of its subsidiaries or affiliates are eligible to be selected by the compensation committee to receive options which do not qualify as incentive stock options and awards. The number and type of awards that will be granted in the future under the long-term plan are not determinable as the compensation committee will make such determinations in its discretion.

Number and Description of Shares

         The number of shares subject to grants under the long-term plan, as previously amended, is 1,500,000. If the proposed amendment to the long-term plan is adopted by the shareholders, the number of shares of authorized common stock issuable under the long-term plan would be increased to 3,000,000 (equal to 11.2% of the shares that were issued and outstanding as of August 1, 2000). Shares of common stock subject to options and other awards under the long-term plan which are not used or are forfeited because the option or other award expires or for any reason is terminated or unexercised with respect to any shares, may again be used for options or other awards under the long-term plan.

Types of Awards and Certain Terms and Conditions

         The types of awards that may be granted under the long-term plan are stock options, stock appreciation rights, restricted stock or performance awards. The long-term plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The committee may not alter or impair any option or other award previously granted without the consent of the holder. Options and other awards will not be transferable other than by will or by the laws of descent and distribution. Except as otherwise provided in an option or other award agreement, during the lifetime of a participant, an option or other award may be exercised only by the participant to whom such award is granted. The compensation committee may determine whether all or any part of the shares of common stock acquired upon exercise of any option or other award granted under the long-term plan will be subject to restriction on transferability or any other restriction. Generally, the consideration to be received by the company for the grant of awards under the long-term plan will be the participant's past, present or expected future contributions to the company.

Stock Options

         Incentive stock options and non-qualified options may be granted under the long-term plan; provided, however, that to the extent the fair market value (determined at the time the incentive stock option is granted) of the common stock with respect to which all incentive stock options are exercisable for the first time by an employee during any calendar year (under all plans of the company and its subsidiary corporations described in subsection (d) of Section 422 of the Internal Revenue Code) exceeds $100,000, such options are treated as options that do not qualify as incentive stock options. The compensation committee determines the exercise price of any incentive stock option or non-qualified option granted under the long-term plan, but in no event can the exercise price be less than 100% or 85%, respectively of the fair market value of the common stock on the date of grant. Stock options are exercisable at such times as the compensation committee determines; provided, however, that the term of any option may not extend more than ten years from the date of grant. Further, if at the time an option is to be granted pursuant to the long-term plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Internal Revenue Code) shares of common stock constituting more than 10% of the total combined voting power of all classes of stock of the company or its parent or subsidiary corporations, then any incentive stock option to be granted to such optionee pursuant to the long-term plan must satisfy the requirements of Section 422(c)(5) of the Internal Revenue Code, and the option price shall not be less than 110% of the fair market value of the shares of common stock, and such option by its terms shall not be exercisable after the expiration of five years from the date such option is granted.

         Stock options may be exercised by payment in full of the exercise price in cash or, at the discretion of and as specified by the compensation committee, by delivery of certificates for shares of common stock already owned by the optionee having a fair market value as of the date of grant equal to the full purchase price of the shares, a promissory note, or a combination of cash, the optionee's promissory note and such shares. The compensation committee may grant restoration options when a participant pays the exercise price or tax withholding upon exercise of an option by using shares of common stock. The reload option would be for up to that number of shares surrendered or withheld.

Stock Appreciation Rights

         The compensation committee may grant stock appreciation rights (SARs) exercisable at such times, at such price and subject to such conditions or restrictions as the compensation committee may determine. Upon exercise of an SAR by a holder, the holder is entitled to receive the excess of the fair market value of one share of common stock on the date of exercise over the per share exercise price in respect of which the SAR was granted. The payment may be made in cash or shares of common stock, or any combination thereof, as determined by the compensation committee.

Restricted Stock

         The compensation committee may grant shares of restricted stock subject to such forfeiture and transfer restrictions as the compensation committee may impose, including a specified period of time during which the grantee must remain in the continuous employment of the company in order for the forfeiture and transfer restrictions to lapse. Shares of restricted stock granted under the long-term plan will be evidenced by stock certificates, which will be held by the company, and the grantee shall have voting and dividend rights with respect to such shares. The compensation committee has the right to waive all or any part of the restrictions applicable to any or all outstanding restricted stock.

Performance Awards

         A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The compensation committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, shares of common stock or other securities, or other awards or property.

Duration, Termination and Amendment

         Unless earlier discontinued by the board of directors, the long-term plan shall terminate and no awards may be granted under the long-term plan after January 1, 2005. The long-term plan permits the board of directors to amend or discontinue the long-term plan at any time, except that prior shareholder approval will be required for any amendment to the long-term plan that would (a) increase the maximum number of shares issuable under the long-term plan, (b) decrease the minimal price for options or other awards granted under the long-term plan, (c) extend the maximum term of options granted under the long-term plan, or (d) modify the eligibility requirements for participation in the long-term plan.

Federal Tax Consequences

         The following is a summary of the principal federal income tax consequences generally applicable to awards under the long-term plan.

Stock Options and Stock Appreciation Rights

         The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the company will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and the company will be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and deductible by the company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the company in connection with disposition of shares acquired under an option, except that the company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Other Awards

         With respect to other awards granted under the long-term plan that are payable either in cash or shares of common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of common stock by the holder of the award, and the company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award will not recognize any taxable income at the time of receipt of the restricted common stock. At the time the restricted shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs earlier), the recipient will recognize ordinary income equal to the excess of (i) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of common stock by the holder, and the company will be entitled at that time to a tax deduction for the same amount.

Satisfaction of Tax Obligations

         Under the long-term plan, the compensation committee may permit participants receiving or exercising awards, subject to the discretion of the compensation committee and upon such terms and conditions as it may impose, to surrender shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to the company to satisfy federal and state tax obligations. In addition, the compensation committee may grant, subject to its discretion, a cash bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the exercise or receipt of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and the company will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).

Outstanding Options

         As of July 18, 2000, the company had outstanding options to purchase an aggregate of 1,232,288 common shares under the long-term plan. The aggregate market value, as of July 18, 2000, of the securities underlying such options was approximately $11,200,000. The average exercise price of such options is approximately $9.01. Approximately 225 employees have options outstanding under the long-term plan at exercise prices ranging from $1.1875 to $14.00 and which vest pursuant to various vesting schedules.

Recommendation of the Board

         THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO AMEND THE LONG-TERM PLAN AS SET FORTH ABOVE. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR APPROVAL OF THE AMENDMENT.

PROPOSAL NO. 4: ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN

         The company's board of directors adopted the company's 2000 Employee Stock Purchase Plan (subject to shareholder approval) on June 22, 2000, under
Section 423 of the Internal Revenue Code. The employee stock purchase plan is intended to provide a method whereby certain employees of the company will have an opportunity to acquire a proprietary interest in the company through the purchase of common shares. The company believes that adoption of the employee stock purchase plan will, among other things, enable it to better attract highly qualified candidates. As adopted, subject to adjustment, there have been reserved initially for issuance 1,000,000 common shares under the employee stock purchase plan. The company's shareholders are being asked to approve the board's adoption of the employee stock purchase plan.

         The following summary provides a description of the significant provisions of the employee stock purchase plan. However, such summary is qualified in its entirety by reference in the full text of the employee stock purchase plan that is attached hereto as Exhibit C.

Administration

         The employee stock purchase plan is to be administered by the compensation committee of the board. The board has the complete power and authority to terminate or amend the employee stock purchase plan; however, the board may not, without the approval of the shareholders of the company, increase the aggregate number of shares that may be issued under the employee stock purchase plan, decrease the minimum purchase price for options under the plan, change the definition of employees eligible under the plan, or withdraw administration of the plan from the committee. No amendment, may, without the consent of an employee then having an option under the employee stock purchase plan, adversely affect the rights of such employee under such option.

Eligibility

         Each employee of the company whose customary employment is more than 20 hours per week and more than five months in a calendar year, and whom the company employs on the date his or her participation in the employee stock purchase plan is to become effective, is eligible to participate in offerings under the employee stock purchase plan. Persons who are not employees are not eligible to participate.

         No employee will be granted an option to purchase common shares if immediately after the grant, such employee would own common shares and/or hold outstanding options to purchase common shares constituting 5% or more of the total combined voting power or value of all classes of stock of the company or which permits such employee the right to purchase stock under all employee stock purchase plans of the company to accrue at a rate which exceeds $6,250 in fair market value (determined with reference to the value of the stock at the time such option is granted) for each proposed period in which such option is outstanding at any time.

Offerings Under Employee Stock Purchase Plan

         The effective date of the employee stock purchase plan is October 1, 2000. Unless earlier terminated in accordance with its terms, the employee stock purchase plan will terminate on September 30, 2010. The employee stock purchase plan will be implemented by four offerings each year on a quarterly basis. If while options are outstanding, the number of outstanding common shares have increased, decreased, changed or been exchanged for a different number through any reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate adjustment may be made by the committee.

Grants and Prices

         Subject to the limitations set forth above, employees may elect payroll deductions for each pay period. The price shall be the lower of 85% of the fair market value of the common shares on the offering commencement or termination date as reported on such date or the nearest prior business day on which trading occurred on the NASDAQ National Market System.

Eligibility

         The company estimates that approximately 350 employees are eligible at the present time to participate in the employee stock purchase plan including, executive officers whose ownership and options do not exceed the ownership limits on participants. To date, no shares of the company's common stock have been purchased under the employee stock purchase plan.

Federal Income Tax Consequences

         As long as an option is granted pursuant to a plan under Section 423 of the Internal Revenue Code, the employee will not recognize income for federal income tax purposes on the exercise of the option. The basis of the common shares received upon the exercise of an option is the option exercise price.

         If the employee disposes of common shares acquired by an exercise of an option under a stock purchase plan before the expiration of the statutory holding period, the employee must recognize as ordinary compensation income in the year of the disqualifying disposition the difference between the optioned common shares' fair market value as of the date of the disposition and the option's exercise price. If the sale or other taxable disposition of common shares occurs after the statutory holding period has expired, the employee's gain on the sale of the common shares is an amount equal to the excess of the proceeds of the sale over the employee's basis in the optioned common shares. The statutory holding period for stock acquired under a Section 423 plan is the later of two years after the granting of the option or one year from the date of transfer of the common shares pursuant to the exercise of the option.

         Where the option is granted pursuant to a stock purchase plan at an option price of more than 85% and less than 100% of the fair market value of the common shares at the time of the option grant, the employee must include in taxable income at time of sale or other taxable disposition of the optioned common shares (if the statutory holding period is met), or upon the employee's death while still holding the common shares, the lesser of:

         - the amount, if any, by which the fair market value of the common shares when the option was granted exceeds the option price; or

         - the amount, if any, by which the common shares' fair market value at the time of such disposition or death exceeds the option price paid.

         The basis of the common shares acquired under the plan will be increased by the amount of any compensation income recognized. This applies regardless of whether the employee has held the common shares for the statutory holding period. The ordinary compensation income may also be subject to FICA (Social Security) taxes or income tax withholding.

         The company may not deduct the difference between the fair market value of the optioned common shares and the option exercise price if the option is issued pursuant to a Section 423 plan and the statutory holding periods are met.

Recommendation of the Board

         THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ADOPT THE EMPLOYEE STOCK PURCHASE PLAN. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 5: APPROVAL OF ISSUANCE OF UP TO 2,000,000 COMMON SHARES TO FORMER STEICHEN SHAREHOLDERS

         On June 6, 2000, the company announced that it had executed a definitive merger agreement with R.J. Steichen & Company. Steichen is a Minneapolis-based brokerage and financial service firm. The company currently expects to close the Steichen transaction on August 1, 2000.

         Pursuant to the terms of the Steichen agreement, the company is required to issue up to 2,000,000 additional shares of its restricted common stock to the former Steichen shareholders subject to the achievement by Steichen of certain pre-tax earnings during the two years following completion of the transaction. The company is prohibited by the rules of the NASDAQ National Market System from issuing the additional shares to the former Steichen shareholders without shareholder approval of the issuance as doing so would mean that the company issued more than 20% of its outstanding common stock in a single transaction. The company is thus seeking shareholder approval to issue the additional shares to the former Steichen shareholders, if they are earned as provided for the agreement, satisfy the NASDAQ requirements.

         The additional 2,000,000 shares of the company's restricted stock to be issued to the former Steichen shareholders will be issued pursuant to an earn-out provision set forth in the Steichen agreement that contains the following material terms:

         - Steichen must have pre-tax earnings of $2.0 million per year ($4.0 million in the aggregate) during the two years following completion of the merger. The earn-out is subject to a sliding scale, which provides that all shares will be issued if Steichen earns 90% of the $4.0 million targeted amount set forth above;

         - if cumulative pre-tax earnings are less than 90% of the target earnings, the number of additional shares to be issued will be ratably reduced, e.g., if Steichen earns 63% of the targeted earnings, 73% of the additional shares will be issued. The company is obligated to issue at least 25% of the additional shares, unless there are no cumulative earnings or there is a cumulative loss during the two-year earn-out period, in which case the company would not have to issue any additional shares;

         - the company cannot strip profit centers from or add expenses to Steichen without its consent;

         - no shares will be issued under the earn-out until the end of the earn-out period, i.e., two years from closing of the transaction, provided that all of such shares will be issued if there is a change in control of the company; and

         - litigation and arbitration costs and expenses, any amounts paid by Steichen to Mr. John E. Feltl and his son, Mr. John C. Feltl, and the cost of any capital loaned by the company to Steichen in addition to capital which may be borrowed for the purpose of satisfying Steichen's minimum net capital requirements will be deducted from the targeted pre-tax earnings.

Voting Agreement

         Each of Messrs. E. Miller, D. Johnson, P. Kuehn and S. Rahm entered into a voting agreement in connection with the Steichen transaction pursuant to which each agreed to vote shares of the company's common stock beneficially owned by him in favor of the Steichen merger and all related matters, including the issuance of the additional shares discussed above. Together, shares owned by them represent approximately 56.2% of the company's issued and outstanding shares of common stock.

Recommendation of the Board

         THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ISSUANCE OF THE SHARES OF THE COMPANY'S COMMON STOCK TO THE FORMER STEICHEN SHAREHOLDERS AS SET FORTH ABOVE. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITATED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ISSUANCE OF SUCH SHARES.

PROPOSAL 6: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         At the recommendation of the audit committee of the board, Ernst & Young LLP, has been selected by the board of directors as the company's independent auditors for the fiscal year ending March 31, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of auditors.

         A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the shareholders.

         Audit services of Ernst & Young LLP for 2000 included the examination of the consolidated financial statements of the company and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to the consolidated quarterly reports and annual and other periodic reports.

         Representatives of Ernst & Young LLP normally attend each meeting of the audit committee of the board. The audit committee on an annual basis reviews audit and non-audit services performed by Ernst & Young LLP for the preceding year as well as the fees charged by Ernst & Young LLP for such services. Non-audit services are approved by the audit committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence.

Recommendation of the Board

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE CURRENT YEAR. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. N. Wesley has loaned securities to the company having a value of approximately $500,000, which the company has pledged to its lenders to support its net capital requirements. In turn, the company has given Mr. N. Wesley a $300,000 unsecured demand note. The company pays Mr. N. Wesley interest on such amounts at the annual rate of 5% annum; total interest payments made by the company to Mr. N. Wesley under such notes aggregate $15,000. The note issued to Mr. Wesley is subordinated to all of the company's creditors, other than other unsecured creditors.

         During fiscal 2000, the company made vehicle lease payments attributed to personal use of vehicles on behalf of each of Messrs. E. Miller, D. Johnson,
P. Kuehn and S. Rahm in the aggregate amount of approximately $23,500. During fiscal 2000, the company paid premiums for split dollar life insurance for each of Messrs. E. Miller, D. Johnson, P. Kuehn and S. Rahm, the present value of the benefit of which is approximately $29,400. The company's payment policies respecting each of Messrs. E. Miller, D. Johnson, P. Kuehn and S. Rahm set forth above have been in place since 1989. The compensation committee of the board of directors will be reviewing such policies on a going-forward basis.

         On May 25, 1999, the company loaned Mr. E. Miller $190,000 pursuant to a promissory note which bears interest at the rate of 8% per annum. The note is due on demand. To date, Mr. E. Miller has made no payments to the company under such note and total amounts outstanding equal approximately $203,000.

         In addition to the foregoing, the company reimburses each Named Executive Officer for customary business expenses, including, among other things, membership and club dues and credit card, meal, travel and mobile phone expenses. The company does not deem the aggregate amount of all such payments to be material.

         Finally, there occasionally occur temporary negative balances in the commissions earned accounts of Messrs. E. Miller, D. Johnson, P. Kuehn and S. Rahm due to inventory markdowns. The company does not deem any such negative balances to be material, either individually or in the aggregate.

SHAREHOLDER PROPOSALS

         The company must receive any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2001 annual meeting by March 31, 2001. Any shareholder proposal must comply with all applicable statutes and regulations, including the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT

         The company's 2000 Annual Report to Shareholders, which includes the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, is being mailed with this proxy statement to shareholders entitled to notice of the annual meeting.

OTHER MATTERS

         The Board of Directors knows of no other matters to be presented at the annual meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will have authority to vote on that business in accordance with their judgment.

                                By the Order of the Board of Directors

                                Philip T. Colton
                                Secretary

                                    EXHIBIT A



         Following are the proposed amendments to the company's 1996 Non-Employee Director Stock Option Plan. Each Section or subsection set forth below shall replace the current section of the non-employee director plan:

                  Section 4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 hereof, the stock to be subject to options under the Plan shall be authorized but unissued shares of the Company's common stock, par value $.04 per share (the "Common Stock"). Subject to adjustment as provided in Section 11 hereof, the maximum number of shares with respect to which options may be exercised under this Plan shall be 500,000 shares. If an option under the Plan expires, or for any reason is terminated, any shares that have not been purchased upon exercise of the option prior to the expiration or termination date shall again be available for options thereafter granted during the term of the Plan.

                  Section 6. TERMS AND CONDITIONS OF OPTIONS. Each option granted under this Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

                           (a) ANNUAL OPTION GRANTS. Each non-employee director
                  shall be granted the right to purchase 25,000 shares of Common Stock at the time of his or her initial appointment to the board of directors. Additionally, each non-employee director then in office will receive an option to purchase 5,000 shares at the time of his or her re-election at each future annual meeting of the Shareholders, except that non-employee directors who are initially appointed less than six months before the annual meeting shall receive an option to purchase 5,000 shares at the following annual meeting (the "Annual Option Grant Date") (if the Plan becomes effective pursuant to
                  Section 12 before or at such date).

         Unless otherwise indicated above, the terms of the company's 1996 Non-Employee Director Stock Option Plan are unchanged.

                                   Exhibit A-1

                                                                       EXHIBIT B




         Following is the proposed amendment to the company's 1995 Long-Term Incentive and Stock Option Plan. If adopted, the amendment would replace Section 2 of the plan with the following text:

                  Section 2. Stock Subject to Plan. Subject to the provisions of
         Section 16 hereof, the stock to be subject to options or other awards under the Plan shall be the Company's authorized common shares, par value $.04 per share (the "Common Shares"). Such Common Shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to adjustment as provided in Section 16 hereof, the maximum number of shares on which options may be exercised or other awards issued under this Plan shall be 3,000,000 shares. If an option or award under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options or awards thereafter granted during the term of the Plan.

         Unless otherwise indicated above, the terms of the company's 1995 Long-Term Incentive and Stock Option Plan remain unchanged.




                                   Exhibit B-1

                                                                       EXHIBIT C


                            STOCKWALK.COM GROUP. INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE AND SCOPE OF PLAN. The purpose of the Stockwalk.com Group, Inc. 2000 Employee Stock Purchase Plan (the "Plan") is to provide the employees of Stockwalk.com Group, Inc. (the "Company") and its affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Code and shall be interpreted and administered in a manner consistent with such intent.

2.       DEFINITIONS.

         2.1   Whenever used in the Plan:

               (a) "Affiliate" means any parent or subsidiary corporation of the Company, as defined in Sections 424(e) and 424(f) of the Code, and whose participation in the Plan the Board of Directors has approved.

               (b) "Board of Directors" means the Board of Directors of the Company.

               (c) "Change in Control" means any of the following transactions effecting a change in ownership or control of the Company:

                    (i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

                    (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company; or

                    (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders.

               (d) "Code" means the Internal Revenue Code of 1986, as amended.


                                  Exhibit C-1

               (e) "Committee" means the Compensation Committee of the Board of Directors.

               (f) "Common Stock" means the common stock, par value $.04 per share, of the Company.


               (g) "Company" means Stockwalk.com Group, Inc.

               (h) "Compensation" means, with respect to a Participant, the portion of the Participant's wages paid in cash, including, but not limited to, base salary, commissions, overtime pay and bonuses, paid to the Participant during the applicable payroll period, including for these purposes, any amount which would be included in the definition of Compensation but for a Participant's election to reduce the Participant's Compensation and have the amount of the reduction contributed to or used to purchase benefits under any plan of the Company described in Section 401(k) or 125 of the Code.

               (i) "Eligible Employee" means any employee of the Company or an Affiliate whose customary employment is (i) at least 20 hours per week, and (ii) for more than 5 months in any calendar year; provided, however, that "Eligible Employee" shall not include any person who would be deemed for purposes of
Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

               (j) "Fair Market Value" as of any date means:

                    (i) the closing sale price of a share of Common Stock on the date specified or, if no sale of shares of Common Stock shall have occurred on that date, on the next preceding day on which a sale occurred of shares on the National Association of Securities Dealers, Inc. Automated Quotations National Market System ("NMS"), or

                    (ii) if the shares of Common Stock are not quoted on the NMS, what the Committee determines in good faith to be the fair market value of a share of Common Stock on that date.

If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as "employee stock purchase plans" within the meaning of
Section 423(b) of the Code, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 15 hereof.

               (k) "Option" means an option to purchase shares of Common Stock under the Plan, pursuant to the terms and conditions hereof.

               (l) "Participant" means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4.

               (m) "Plan" means this Stockwalk.com Group, Inc. 2000 Employee Stock Purchase Plan.


                                  Exhibit C-2

                  (n) "Purchase Period" means each calendar quarter commencing October 1, 2000 and each quarter commencing January 1, April 1, July 1 and October 1 thereafter, during the term of the Plan.

                  (o) "Stock Purchase Account" means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.

     3. SCOPE OF THE PLAN. Options to purchase shares of Common Stock may be granted by the Company to Eligible Employees during the period commencing October 1, 2000 and ending September 30, 2010 as hereinafter provided, but not more than 1,000,000 shares of Common Stock (subject to adjustment as provided in Section 15 hereof) shall be purchased pursuant to such Options. All Options granted pursuant to the Plan shall be subject to the same terms, conditions, rights and privileges. The Company may either make open market purchases to provide shares of Common Stock for purchase under the Plan or, at the discretion of the Committee, sell Treasury shares or issue authorized but unissued shares of Common Stock.

     4. ELIGIBILITY AND PARTICIPATION. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the first day of such Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an enrollment form in the form of Exhibit A attached hereto with the Committee at least twenty (20) days in advance of the Purchase Period (or such later date as the Committee deems equitable under the circumstances) that authorizes regular payroll deductions from Compensation beginning with the first payday in the Purchase Period and continuing until the Eligible Employee withdraws from the Plan or ceases to be an Eligible Employee.

     5. AMOUNT OF COMMON STOCK EACH ELIGIBLE EMPLOYEE MAY PURCHASE.

         5.1 Subject to the provisions of the Plan, each Eligible Employee shall be offered the Option to purchase on the last day of the Purchase Period the largest number of whole shares of Common Stock that can be purchased at the price specified in Section 5.2 hereof with the entire credit balance in the Participant's Stock Purchase Account; provided, however, that no more than $6,250 in Fair Market Value (determined at the beginning of each Purchase Period) of shares of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans, if any, of the Company and the Affiliates by any Participant for each Purchase Period. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3 hereof, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock, which may be sold.

         5.2 The purchase price of each share of Common Stock sold pursuant to the Plan will be the lesser of (i) 85% of the Fair Market Value of such share on the first business day of the Purchase Period, or (ii) 85% of the Fair Market Value of such share on the last business day of the Purchase Period.

                                  Exhibit C-3

     6. METHOD OF PARTICIPATION.

         6.1 The Committee shall give notice to Eligible Employees of each offering of Options to purchase shares of Common Stock pursuant to the Plan and the terms and conditions for each offering. Such notice is subject to revision by the Company at any time prior to the date of grant of the Option. The first day of a Purchase Period is the date contemplated by the Company as the date of grant of the Option to purchase such shares.

         6.2 Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing an enrollment form in the form of Exhibit A attached hereto. Each Eligible Employee's withholding percentage must always be a whole percentage from 1% to 15%. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the commencement of the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from the Plan, modifies his or her authorization, or terminates his or her employment with the Company as hereinafter provided.

         6.3 Any Eligible Employee who does not make a timely election as provided in Section 6.2 hereof shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

     7. STOCK PURCHASE ACCOUNT.

         7.1 The Company shall maintain a Stock Purchase Account for each Participant. Payroll deductions pursuant to Section 6 hereof will be credited to such Stock Purchase Accounts on each payday.

         7.2 No interest will be credited to a Participant's Stock Purchase Account.

         7.3 The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company.

         7.4 A Participant may not make any separate cash payment into his or her Stock Purchase Account.

     8. REDUCTION OF PARTICIPATION OR WITHDRAWAL.

         8.1 A Participant may, at any time during a Purchase Period, direct the Company to make no further deductions from his or her Compensation or to reduce the amount of such deductions by filing with the Committee the Notice of Withdrawal attached hereto as Exhibit B. Upon either of such actions, future payroll deductions with respect to such Participant shall cease or be reduced in accordance with the Participant's direction.

         8.2 Any Participant who stops payroll deductions may not thereafter resume payroll deductions for the Purchase Period, and any Participant who decreases payroll deductions may not thereafter further decrease or increase such deductions, except that he or she may stop further deductions.

                                  Exhibit C-4

         8.3 At any time before the end of a Purchase Period, any Participant may also withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant, without interest, in cash within 60 days from the date of withdrawal. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.

         8.4 Notification of a Participant's election to reduce or terminate deductions, or to withdraw from the Plan, shall be made by the filing of an appropriate notice to such effect with the Committee.

         8.5 Any Participant on an unpaid leave from the Company shall continue in the Plan through the end of the Purchase Period in which such Participant's leave commenced without further payroll deductions unless such Participant elects to withdraw from the Plan in accordance with Section 8.3 hereof.

         8.6 A Participant receiving a hardship withdrawal under any plan of the Company described under Section 401(k) of the Code shall be prohibited from making contributions to the Plan for 12 months after receipt of such hardship distribution and until such Participant files a new enrollment form with the Committee to be effective at the commencement of the next succeeding Purchase Period.

     9. TERMINATION OF EMPLOYMENT.

         9.1 If the employment of a Participant is terminated prior to conclusion of the Purchase Period because of death, permanent disability, or retirement, or earlier with the consent of the Committee, the Participant or his or her legal representative, as applicable, may either:

                  (a) withdraw from the Plan, in which event the Company shall refund in cash the entire balance in the Participant's Stock Purchase Account; or

                  (B) elect to receive a distribution of only a portion of his or her Stock Purchase Account, in which event the Company shall refund such portion in cash and shall leave the balance of the Stock Purchase Account to be applied at the end of the Purchase Period toward the acquisition of shares of Common Stock as provided in Section 10 hereof.

         9.2 The election of a Participant or his or her legal representative, as applicable, pursuant to Section 9.1 shall be made within three months of the event causing the termination of employment, but not later than the conclusion of the Purchase Period. Notification of the election shall be filed with the Committee and, in the event no notification has been filed within the prescribed period, the Participant shall be deemed to have elected to withdraw from the Plan in accordance with Section 9.1(a) hereof.


         9.3 If the employment of a Participant is terminated for any reason other than those specified in Section 9.1 hereof, the Company shall refund in cash all amounts credited to his or her Stock Purchase Account.

                                  Exhibit C-5

     10. EXERCISE OF OPTION AND PURCHASE OF SHARES.

         10.1 As of the last day of the Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Common Stock purchasable with such amount at the price specified in Section 5.2 (subject to the limitations of Section 5 hereof) unless the Participant has filed an appropriate form with the Committee in advance of that date (which either elects to purchase a specified number of whole shares which is less than the number described above or elects to receive the entire credit balance in cash).

         10.2 Any amount remaining in a Participant's Stock Purchase Account after such purchase will, absent contrary instructions from such Participant in accordance with the terms hereof, be carried forward to the next Purchase Period.

         10.3 As soon as practicable after the close of the Purchase Period, certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her.

     11. RIGHTS AS A SHAREHOLDER. A Participant shall not be entitled to any of the rights or privileges of a shareholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until he or she actually has paid the purchase price for such shares and certificates have been issued to him or her in accordance with
Section 10.

     12. RIGHTS NOT TRANSFERABLE. Other than as set forth herein, a Participant's rights under the Plan are exercisable only by the Participant, and may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, or transfer the same shall be null and void and without effect. Other than as set forth herein, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged, or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation, or other disposition of such amounts will be null and void and without effect.

     13. ADMINISTRATION OF THE PLAN.

         13.1 The Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation, and application of the Plan, and all such determinations shall be conclusive and binding on all parties.

         13.2 If any Option granted under the Plan shall lapse or terminate unexercised, the number of shares of Common Stock covered thereby shall again become available for sale under the Plan.

     14. CHANGE IN CONTROL. The Company may, in its sole discretion, chose to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, including the anticipated effective date of any such Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding Options prior to the



                                  Exhibit C-6
anticipated effective date of the Change in Control and receive a refund of the amounts accrued during the applicable Purchase Period, without interest, by providing the Company with written notice no fewer than five (5) days before the anticipated effective date of the Change of Control. If the Company does not provide such prior notice, or if Participants fail to provide the Company with written notice of their election to terminate their outstanding Options, the Company may, in its sole discretion, provide that each outstanding Option shall automatically be exercised, immediately prior to the anticipated effective date of any Change in Control by applying the payroll deductions of each Participant for the Purchase Period in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to 85% of the lower of (i) the Fair Market Value per share of Common Stock on the first day of the Purchase Period in which such Change in Control occurs, or (ii) the Fair Market Value per share of Common Stock on the date immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

     15. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Common Stock of the Company by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares, and the like, the aggregate number and class of shares available under the Plan and the number, class, and purchase price of shares under Option but not yet purchased under the Plan, shall be adjusted appropriately by the Committee.

     16. REGISTRATION OF CERTIFICATE. Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, or in the name of a Participant's grantor trust, as the Participant may direct on an appropriate form.

     17. AMENDMENT OF PLAN. The Board of Directors may at any time amend the Plan in any respect which shall not adversely affect the rights of Participants pursuant to Options accepted under the Plan, except that, without shareholder approval, no amendment shall be made (i) to increase the number of shares to be reserved under the Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of the Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

     18. EFFECTIVE DATE OF PLAN. The effective date of the Plan is October 1, 2000. All rights of Participants in any offering hereunder shall terminate at the earliest of (i) September 30, 2010; or (ii) on the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase; or (iii) at any time, at the discretion of the Board of Directors. Upon termination of the Plan, shares of Common Stock shall be issued to Participants in accordance with
Section 10, and cash, if any, remaining in the Participants' Stock Purchase Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

     19. GOVERNMENTAL REGULATIONS AND LISTING. All rights granted or to be granted to Eligible Employees under the Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale, or transfer of the shares of Common Stock reserved for the Plan, including, without limitation, there being a current registration statement of the Company under the

                                  Exhibit C-7

Securities Act of 1933, as amended, covering the shares of Common Stock purchasable under Options on the last day of the Purchase Period applicable to such Options, and if such a registration statement shall not then be effective, the term of such Options and the Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the National Association of Securities Dealers, Inc. covering the shares of Common Stock under the Plan upon official notice of issuance.

     20. MISCELLANEOUS.

         20.1 The Plan shall be submitted for approval by the shareholders of the Company prior to September 30, 2001. If not so approved prior to such date, the Plan shall terminate on October 1, 2000.

         20.2 The Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect, which such treatment might have upon him or her under the Plan.

         20.3 Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural, and the plural may be read as the singular.

         20.4 The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota, without regard to conflicts of law provisions.

         20.5 Delivery of shares of Common Stock or of cash pursuant to the Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.









                                  Exhibit C-8

                                                                       EXHIBIT A

                            STOCKWALK.COM GROUP, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

             Original Application              Enrollment Date:
------------                                                   -----------------
             Change in Payroll Deduction Rate
------------
             Change of Beneficiary(ies)
------------


                  1. hereby elects to participate in the Stockwalk.com Group, Inc. 2000 Employee Stock Purchase Plan and subscribes to purchase shares of Common Stock in accordance with this Subscription Agreement and the Plan. Unless otherwise indicated, defined terms used herein shall have the respective meanings afforded them in the Plan.

                  2. I hereby authorize payroll deductions from each paycheck in
         the amount of    % of my Compensation from each payroll period (from 1
         to 15%) ending in the Purchase Period in accordance with the Plan. (No fractional percentages are permitted.)

                  3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I understand that if I do not withdraw from a Purchase Period, any accumulated payroll deductions will be used to automatically exercise my Option.

                  4. I have received a complete copy of the Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

                  5. Shares purchased for me under the Plan should be issued in the following name(s):

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  6. I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the enrollment date, i.e., the first day of the Purchase Period during which I purchased such shares, or one year after my exercise date, I will be treated for federal income tax purposes as having received ordinary income for federal income tax purposes at the time of such disposition in an amount equal to the excess of the Fair Market Value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the

                                  Exhibit C-9
         disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my Compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two-year and one-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of
         (1) the excess of the Fair Market Value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the Fair Market Value of the shares on the first day of the Purchase Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

                  7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

                  8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Plan.

           Name:
                                                --------------------------------
           Address:
                                                --------------------------------
           Relationship:
                                                --------------------------------

           Name:
                                                --------------------------------
           Address:
                                                --------------------------------
           Relationship:
                                                --------------------------------

           Name:
                                                --------------------------------
           Address:
                                                --------------------------------
           Relationship:
                                                --------------------------------

           Employee's Social Security Number:
                                                --------------------------------
           Employee Number:
                                                --------------------------------
           Employee's Address:
                                                --------------------------------

                                                --------------------------------


     I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

    Dated:
          ----------------------------       -----------------------------------
                                              Signature of Employee

                                  Exhibit C-10

                                                                       EXHIBIT B

                            STOCKWALK.COM GROUP, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                              NOTICE OF WITHDRAWAL

         The undersigned participant in the Purchase Period of the Stockwalk.com Group, Inc. 2000 Employee Stock Purchase Plan (the "Plan"), which began on
           , 20   (the "Enrollment Date"), hereby notifies the Company that he or she hereby withdraws from the Purchase Period. He or she hereby directs the Company to pay to the undersigned all the payroll deductions credited to his or her account with respect to such Purchase Period. The undersigned understands and agrees that his or her Option for such Purchase Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Purchase Period and the undersigned shall be eligible to participate in succeeding Purchase Periods only by delivering to the Company a new Subscription Agreement. Unless otherwise indicated, defined terms used herein shall have the respective meanings afforded them in the Plan.

                          Name and Address of Participant:

                          ------------------------------------------------------

                          ------------------------------------------------------

                          ------------------------------------------------------

                          Signature:
                                    --------------------------------------------
                          Employee Number:
                                          --------------------------------------
                          Date:
                               -------------------------------------------------







                                  Exhibit C-11

                                          Intended release date: August 11, 2000


                                      PROXY

                            STOCKWALK.COM GROUP, INC.
                        5500 WAYZATA BOULEVARD, SUITE 800
                          MINNEAPOLIS, MINNESOTA 55416

                         ANNUAL MEETING OF SHAREHOLDERS
                           TUESDAY, SEPTEMBER 12, 2000
                             10:00 A.M., LOCAL TIME
                         LUTHERAN BROTHERHOOD AUDITORIUM
                             625 FOURTH AVENUE SOUTH
                             MINNEAPOLIS, MINNESOTA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 12, 2000.

The undersigned hereby appoints Eldon C. Miller and Philip T. Colton, or either of them, the attorneys and proxies of the undersigned, each with the full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Stockwalk.com Group, Inc. held of record by the undersigned on August 1, 2000, at the Annual Meeting of Shareholders to be held on Tuesday, September 12, 2000, at 10:00 a.m., local time, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.

1.       Election of Directors

  |_|    For all nominees listed below          |_|      Withhold authority
         (except as marked to the                        to vote for all
         contrary below)                                 nominees listed

         Eldon C. Miller, David B. Johnson, Paul R. Kuehn, Stanley D. Rahm, John
         (Jack) E. Feltl, John C. Feltl, N. Lee Wesley, George E. Kline and Richard J. Nigon

         (Instruction: To withhold a vote for any individual nominee, write that nominee's name on the space provided below.)

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

2. Proposal to approve amendments to the Stockwalk.com Group, Inc. 1996 Non-Employee Director Stock Option Plan.

              |_|      FOR           |_|      AGAINST           |_|     ABSTAIN

3. Proposal to approve an amendment to the Stockwalk.com Group, Inc. 1995 Long-Term Incentive and Stock Option Plan.

              |_|      FOR           |_|      AGAINST           |_|     ABSTAIN

4. Proposal to adopt the Stockwalk.com Group, Inc. 2000 Employee Stock Purchase Plan.

              |_|      FOR           |_|      AGAINST           |_|     ABSTAIN

5. Proposal to authorize the issuance of up to 2,000,000 shares of the company's common stock to the former shareholders of R.J. Steichen & Company.


              |_|      FOR           |_|      AGAINST           |_|     ABSTAIN

6. Proposal to approve the appointment of Ernst & Young LLP as the independent auditors of the company for 2001.

              |_|      FOR           |_|      AGAINST           |_|     ABSTAIN

7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         The undersigned hereby acknowledges receipt of notice of said annual
         meeting and the accompanying proxy statement, each dated August      ,
         2000.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.

Dated:                   , 2000
      -------------------                    -----------------------------------
                                             Signature


                                             -----------------------------------
                                             Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.